===============================================================================


                                 EXHIBIT 7(e)
                                 ------------


                               VOTING AGREEMENT


                                 by and among

                              FOUR MEDIA COMPANY,

                       TECHNICAL SERVICES PARTNERS, L.P.

                                      and

                           LIBERTY MEDIA CORPORATION


                                  dated as of

                               December 6, 1999


===============================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I.

Section 1.1.  Representations and Warranties of the Stockholder.............  1
Section 1.2.  Representations and Warranties of Liberty.....................  3
Section 1.3.  Representations and Warranties of the Company.................  4

                                  ARTICLE II.

Section 2.1.  Transfer of the Shares........................................  5
Section 2.2.  Adjustments...................................................  5
Section 2.3.  Stop Transfer.................................................  5

                                 ARTICLE III.

Section 3.1.  Voting Agreement..............................................  5
Section 3.2.  No Solicitation...............................................  6

                                  ARTICLE IV.

Section 4.1.  Termination...................................................  7
Section 4.2.  Expenses......................................................  7
Section 4.3.  Further Assurances............................................  7
Section 4.4.  Publicity.....................................................  7
Section 4.5.  Enforcement of the Agreement..................................  7
Section 4.6.  Miscellaneous.................................................  7

                                      (i)

SCHEDULE 1.1(b)     Additional Securities Beneficially Owned by Stockholder

SCHEDULE 1.1(c)     Convertible Securities Beneficially Owned by Stockholder

SCHEDULE 1.1(f)     Stockholder Defaults, Conflicts, etc.

SCHEDULE 1.2(d)     Liberty Defaults, Conflicts, etc.

SCHEDULE 1.3(d)     Company Defaults, Conflicts, etc.

                                     (ii)

                            TABLE OF DEFINED TERMS

                                                                          Page
                                                                          ----
Agreement..................................................................  1
Common Stock...............................................................  1
Exchange Act...............................................................  1
Lien.......................................................................  1
Merger Agreement...........................................................  1
Shares.....................................................................  1
Stockholder................................................................  1

                                     (iii)

          VOTING AGREEMENT, dated as of December 6, 1999 (this "Agreement"), by
                                                                ---------
and among Liberty Media Corporation, a Delaware corporation ("Liberty" and,
                                                              -------
collectively with AT&T Corp., a New York corporation ("Parent") and D-Group
                                                       ------
Merger Corp., a Delaware corporation ("Merger Sub"), the "Acquirors"), Four
                                       ----------         ---------
Media Company, a Delaware corporation (the "Company"), and Technical Services
                                            -------
Partners L.P., a Delaware limited partnership (the "Stockholder").
                                                    -----------

          WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of [1,432,875] shares (the "Shares") of common stock, $.01 par
                                             ------
value per share (the "Common Stock") of the Company; and
                      ------------

          WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, Liberty Media and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant
                                                  ----------------
to which, and upon the terms and subject to the conditions thereof, the Company will be acquired by Parent by means of a merger (the "Merger") of Merger Sub
                                                      ------
with and into the Company, with the Company continuing as the surviving entity; and

          WHEREAS, as a condition to the willingness of Liberty and the Company to enter into the Merger Agreement, Liberty has requested the Company and the Stockholder to agree, and in order to induce Liberty to enter into the Merger Agreement, Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

Section 1.1. Representations and Warranties of the Stockholder. As of the date hereof and as of the date of the closing under the Merger Agreement, Stockholder hereby represents and warrants to Liberty as follows:

          (a) Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
                                                            ------------
which meaning will apply for all purposes of this Agreement) of, and has good title to, all of the Shares, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (each, a "Lien")
                                                                    ----
(including any restriction on the right to vote, sell or otherwise dispose of the Shares) except for immaterial Liens which shall not materially affect Stockholder's ability to perform its obligations under this Agreement.

          (b) Except as set forth on Schedule 1.1(b), the Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by Stockholder (excluding any securities beneficially owned by any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definitions will apply for all purposes of this Agreement) as to which it does not have voting or investment power.

          (c) Except as set forth on Schedule 1.1(c), and except for the Shares, Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates it to vote or acquire any securities of the Company. Stockholder has the sole power to vote the Shares and has not granted a proxy to any other Person (as defined in the Merger Agreement, which definition will apply for all purposes of this Agreement) to vote such Shares, subject to the limitations set forth in this Agreement.

          (d) Stockholder is a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

          (e) This Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery of this Agreement by Liberty and the Company, is a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (f) Neither the execution and delivery of this Agreement nor the performance by Stockholder of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Shares under (collectively, a "Conflict"), (i)
                                                               --------
its organizational documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or by which Stockholder is bound, to the extent such Conflict would materially affect Stockholder's ability to consummate the transactions contemplated hereby or (iii) any injunction, judgment, writ, decree, order or ruling applicable to Stockholder, to the extent such Conflict would materially affect Stockholder's ability to consummate the transactions contemplated under this Agreement.

          (g) Except as set forth on Schedule 1.1(f), neither the execution and delivery of this Agreement nor the performance by Stockholder of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity (as such term is defined in the Merger

Agreement) or public or judicial authority, other than any required notices or filings with the Federal Communications Commission ("FCC") or pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart Scott Act"), as amended, and the rules and regulations promulgated thereunder or the federal securities laws. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

Section 1.2. Representations and Warranties of Liberty. As of the date hereof and the closing of the Merger Agreement, Liberty represents and warrants to Stockholder and the Company as follows:

              (a) Liberty is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

              (b) This Agreement has been duly executed and delivered by Liberty and, assuming the due execution and delivery of this Agreement by Stockholder and the Company, is the valid and binding obligation of Liberty, enforceable against Liberty in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

              (c) Neither the execution and delivery of this Agreement nor the performance by Liberty of its obligations hereunder will Conflict with (i) its certificate of incorporation, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Liberty is a party or by which Liberty is bound to the extent such Conflict would materially affect Liberty's ability to consummate the transactions contemplated hereby or
(iii) any injunction, judgment, writ, decree, order or ruling applicable to Liberty to the extent such Conflict would materially affect Liberty's ability to consummate the transactions contemplated hereby.

              (d) Except as set forth on Schedule 1.2(d), neither the execution and delivery of this Agreement nor the performance by Liberty of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Liberty or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity or public or judicial authority, other than any required notices or filings with the FCC or pursuant to the Hart Scott Act, and the rules and regulations promulgated thereunder or the federal securities laws.

Section 1.3. Representations and Warranties of the Company. As of the date hereof and the closing of the Merger Agreement, the Company represents and warrants to Stockholder and Liberty as follows:

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

              (b) This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery of this Agreement by Liberty and Stockholder, is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

              (c) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will Conflict with (i) its certificate of incorporation, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound to the extent such Conflict would materially affect its ability to consummate the transactions contemplated hereby or (iii) any injunction, judgment, writ, decree, order or ruling applicable to the Company to the extent such Conflict would materially affect the Company's ability to consummate the transactions contemplated hereby.

              (d) Except as set forth on Schedule 1.3(d), neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Company or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity or public or judicial authority, other than any required notices or filings with the FCC or pursuant to the Hart Scott Act, and the rules and regulations promulgated thereunder or the federal securities laws.

              (e) The Company's Board of Directors has duly and validly authorized the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder in accordance with
Section 203 of the DGCL (as defined in the Merger Agreement) and other applicable provisions of the DGCL. The Company will (i) take all reasonable steps to exempt this Agreement and the Merger Agreement from the requirements of any applicable state takeover law and (ii) assist in any challenge by any of the Acquirors or any of their respective Affiliates to the validity or applicability to this Agreement or the Merger or any state takeover law.

                                  ARTICLE II.

Section 2.1. Transfer of the Shares. During the term of this Agreement, Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Shares, (b) acquire any shares of Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 2.2 of this Agreement or pursuant to an exercise of outstanding warrants), (c) deposit the Shares into a voting trust (other than in connection with this Agreement), enter into any other voting agreement or similar arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Common Stock or any other securities of the Company, or (e) take any action that would have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

Section 2.2.  Adjustments.

              (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing Stockholder's ownership of the Company's capital stock or other securities or (ii) Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company subject to Section 2.1, then the terms of this Agreement will apply to the shares of capital stock held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.

              (b) Stockholder hereby agrees, while this Agreement is in effect, promptly to notify Liberty of the number of any new shares of the Common Stock acquired by Stockholder, if any, after the date hereof.

Section 2.3. Stop Transfer. Stockholder hereby agrees with, and covenants to, each other party hereto, that Stockholder shall not request that the Company register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of its Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2.1 hereof). The Company agrees with, and covenants to, each other party hereto that the Company shall not register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2.1 hereof).


                                  ARTICLE III.

Section 3.1. Voting Agreement. Stockholder, by this Agreement, does hereby constitute and appoint Liberty, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as its true and lawful attorney and proxy for and in its name, place and stead, to vote all the Shares Stockholder beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign on its behalf (as a stockholder) to any consent, certificate or other document relating to the Company that laws of the State of Delaware may require or permit) (x) in favor of approval and adoption of the Merger Agreement and the other transactions contemplated thereby and (y) against
(a) any Extraordinary Transaction (as defined in the Merger

Agreement), (b) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement and (c) the following actions (other than the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a substantial amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries or (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Certificate of Incorporation or Bylaws of the Company, as amended through the date hereof; (C) any other material change in the Company's corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and Stockholder declares that it is irrevocable during and for the term of this Agreement. Stockholder hereby revokes all and any other proxies with respect to the Shares that it may have heretofore made or granted and agrees that no other writing or instrument shall be required in order to grant the proxy and rights to Liberty granted hereby. For Shares as to which Stockholder is the beneficial but not the record owner, Stockholder shall use its reasonable best efforts to cause any record owner of such Shares to grant to Liberty a proxy to the same effect as that contained herein.

Section 3.2. No Solicitation. Stockholder will not, directly or indirectly, through any agent, financial advisor, attorney, accountant or other representative or otherwise, (i) engage in any Extraordinary Transaction, (ii) enter into any agreement or understanding with any person other than Liberty or Parent with respect to any Extraordinary Transaction, (iii) participate or engage in any discussions or negotiations with any person other than Liberty or Parent relating to any of the foregoing, (iv) provide any material non-public information regarding the Company or any of its Subsidiaries or any of the Company's securities to any person other than Liberty, Parent or Stockholder's affiliates and advisors in connection with any of the foregoing. Stockholder agrees to immediately advise Liberty in writing of the receipt of any request for information or any inquiries or proposals relating to a sale or transfer of any of the Shares or any Extraordinary Transaction. Notwithstanding the foregoing, this Section 3.2 shall not restrict Stockholder from fulfilling its fiduciary duties as a director of the Company pursuant to Section 7.5(c) of the Merger Agreement.

                                  ARTICLE IV.

Section 4.1. Termination. This Agreement shall become effective on the date hereof and shall continue in effect until the earlier of (i) the termination of the Merger Agreement in accordance with its terms (other than any such termination following a material breach of the Merger Agreement by the Company or Stockholder and (ii) the consummation of the Merger.

Section 4.2. Expenses. Except as otherwise expressly provided in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Liberty, the Company and Stockholder will indemnify and hold harmless each other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by it or any of them, as the case may be.

Section 4.3. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

Section 4.4. Publicity. Liberty, the Company and Stockholder shall consult with each other and the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules.

Section 4.5. Enforcement of the Agreement. Stockholder, the Company and Liberty each acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 4.6.  Miscellaneous.

              (a) All representations and warranties contained herein will terminate upon the termination of this Agreement. The covenants and agreements made herein will survive the Closing Date in accordance with their respective terms.

              (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

              (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among such parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

              (d) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

              (e) With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, Stockholder, the

Company and Liberty hereby submit to the exclusive jurisdiction of any state or federal court sitting in the State of California and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

              (f) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

              (g) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              If to Liberty:

                    Liberty Media Corporation
                    9197 South Peoria
                    Englewood, CO 80112
                    Attention: Charles Y. Tanabe, Esq.
                    Facsimile: (720) 875-5382

                    With a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue
                    New York, NY 10022
                    Attention:  Marc A. Leaf, Esq.
                    Facsimile:  (212) 705-5125

              If to the Company:

                    Four Media Company
                    625 Arizona Avenue
                    Santa Monica, CA 90401
                    Attention: William E. Niles, Esq.
                    Facsimile: (310) 587-1277

                    With a copy to:

                    Latham & Watkins
                    633 W. Fifth St., Suite 4000
                    Los Angeles, CA 90071
                    Attention: James P. Beaubien, Esq.
                    Facsimile: (213) 891-8763

              If to Stockholder:

                    Technical Services Partners, L.P.

                    c/o Triple Bogey, Inc.
                    9010 Briarcrest Lane
                    Beverly Hills, CA 90210
                    Attention:  Robert T. Walston
                    Facsimile:  (310) 275-3582

                    With a copy to:

                    Alschuler, Grossman, Stein & Kahan LLP
                    2049 Century Park East, 39th Floor
                    Los Angeles, CA 90067
                    Attention:  Robert Kahan, Esq.
                    Facsimile:  (310) 552-6077

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

              (h) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement .

              (i) This Agreement shall be executed at the same time as the Merger Agreement and at such time shall be valid and binding obligations of each of the parties and signatories thereto.

              (j) Neither this Agreement nor any of the rights or obligations of any party hereto may be assigned without the prior written consent of the other parties hereto, except that Liberty may, without such consent, assign this Agreement and any of such rights and obligations to one or more of its affiliates. Any such assignment shall not, however, act as a release of the assigning Person. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and no other Person shall have any right, benefit or obligation hereunder.

              (k) If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

              (l) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                  LIBERTY MEDIA CORPORATION



                                  By:/s/ Charles Y. Tanabe
                                     -------------------------------------------
                                     Name: Charles Y. Tanabe
                                     Title: Senior Vice President

                                  FOUR MEDIA COMPANY



                                  By:/s/ Robert T. Wilson
                                     ------------------------------------------
                                     Name: Robert T. Wilson
                                     Title: Chairman and Chief Executive Officer

                                  TECHNICAL SERVICES PARTNERS, L.P.
                                  By: Triple Bogey, Inc., its general partner



                                      By:/s/ Robert T. Walston
                                         --------------------------------------
                                         Name:  Robert T. Walston
                                         Title: President

                                SCHEDULE 1.1(b)

            ADDITIONAL SECURITIES BENEFICIALLY OWNED BY STOCKHOLDER

               See Schedule 1.1(c)

                                SCHEDULE 1.1(c)

           CONVERTIBLE SECURITIES BENEFICIALLY OWNED BY STOCKHOLDER

          Robert T. Walston, the Chief Executive Officer of the Company, holds an option to purchase 2,500,000 shares of common stock of the Company at an exercise price of $8.00 per share. Mr. Walston is a limited partner of Stockholder, as well as the sole shareholder of Triple Bogey, Inc., the general partner of Stockholder.

                                SCHEDULE 1.1(f)

                     STOCKHOLDER DEFAULTS, CONFLICTS, ETC.

          None.

                                SCHEDULE 1.2(d)

                       LIBERTY DEFAULTS, CONFLICTS, ETC.


          None.

                                SCHEDULE 1.3(d)

                       COMPANY DEFAULTS, CONFLICTS, ETC.

          None.